CONSENT OF PHILIP EDWARD JANKOWSKI

I am the Qualified Person for the Mineral Resources section of the Annual Information Form (“AIF”) of Nevsun Resources Ltd. dated March 15, 2016.

I have read National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101” or the “Standards”) and understand these Standards as they pertain to the work for which I am responsible as disclosed in the AIF.

I am Chief Resource Geologist of the Bisha Mining Share Company, a graduate of the Australian National University with a Bachelor of Science degree in Geology in 1986 and a Graduate Diploma in Geology in 1988, and a graduate of the University of Western Australia with a Master of Science degree in Geology in 2000. I am a Member of the Australasian Institute of Mining and Metallurgy and a Chartered Professional (Geology). I have 28 years’ mining industry experience, including resource estimation, consulting, open pit and underground mine geology, and exploration roles in a wide range of metallic deposits.

I am a Qualified Person as defined in NI 43-101, having 28 years of experience which is relevant to the style of mineralization and type of deposit described in the NI 43-101 technical report on the Bisha Mine titled “Bisha Mine NI 43-101 Technical Report” with an effective date of December 31, 2013 filed March 24, 2014 (the “2013 Technical Report”), and to the activity for which I am accepting responsibility.

In connection with the Nevsun Resources Inc. registration statement on Form F-3, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the “Registration Statement”), the undersigned hereby consents to references to my name and to my involvement in the preparation of the AIF, and to the inclusion and incorporation by reference of the AIF and information in my supporting documentation relating to Mineral Resources in the Registration Statement.

Dated this 19th day of September, 2016

_______________________
Signature of Qualified Person

Phil Jankowski MSc MAusIMM(CP)
Print name of Qualified Person